Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock of Ophthotech Corp., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

Dated: November 9, 2018

Versant Side Fund IV, L.P. By: Versant Ventures IV, LLC, its General Partner

By:	/s/ Robin L. Praeger
Name:	Robin L. Praeger, Managing Member

Versant Venture Capital IV, L.P. By: Versant Ventures IV, LLC, its General Partner

By:	/s/ Robin L. Praeger
Name:	Robin L. Praeger, Managing Member

Versant Ventures IV, LLC By: Versant Ventures IV, LLC, its General Partner

By:	/s/ Robin L. Praeger
Name:	Robin L. Praeger, Managing Member